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                                                                    EXHIBIT 10.2

                                   AGREEMENT
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     This Agreement (the "Agreement") is made and entered into this 1st day of
November, 1998, by and between CMI Corporation, an Oklahoma corporation (the "Corporation"), and Jim D. Holland (the "Employee").

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Term.  This Agreement shall commence on November 1, 1998 and shall
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continue for a period of two years from such date.

     2.   Termination of Employment Without Cause.  In the event that, during
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the term of this Agreement, the Corporation terminates the employment of the
Employee without cause, the Employee shall be entitled to continue to receive his base salary then in effect for a period of one (1) year following the termination of his employment. Payments of such base salary shall be made in accordance with the Corporation's regular payroll schedule. The parties acknowledge and agree that, as of the date of this Agreement, the Employee's base salary is $160,000. The parties further acknowledge and agree that, during the term of this Agreement, the Employee's base salary may not be decreased below $160,000 without the consent of the Employee.

     3.   Definition of Cause.  For purposes of this Agreement, the term "cause"
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shall mean:

     (a) willful failure to perform any duty reasonably requested to be performed by the Corporation's Board of Directors or Chief Executive Officer for any reason other than illness or other emergency;

     (b)  conviction of a felony;

     (c)  any drug use other than as prescribed by a physician; or

     (d)  fraud with respect to the business or affairs of the Corporation.

     4.   Entire Agreement.  This instrument contains and constitutes the entire
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agreement between the parties herein and supersedes all prior understandings, arrangements and agreements, between the parties relating to the subject matter hereof.

     5.   Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Oklahoma.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CORPORATION:                        CMI CORPORATION



                              By:   /s/ Tom Engelsman
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                                    Name: Tom Engelsman
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                                    Title: Chief Executive Officer
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EMPLOYEE:                           /s/ Jim D. Holland
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                                    Jim D. Holland